ENERGY INC ____________________________________________________________________________________________________________________________________
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www.rangoenergy.com Trading Symbol:RAGO

Rango Energy Provides Update on the Drilling Operations on its Kettleman Middle Dome Project in California

Dallas, Texas, July 10, 2013 - Rango Energy, Inc. (OTCBB: RAGO), an oil and gas development company, is pleased to announce drilling has reached a depth of 8,556 feet on the planned 13,000 ft. first well at the Kettleman Middle Dome (KMD) project.

Drilling is currently turning through the Temblor Sands that lay directly underneath the Monterey Shale. The drilling has recently passed through a 1,750 foot thick section of the Monterey Shale and will pass through the Temblor Sands, the Vaqueros sandstone, and the Kreyenhagen Shale before reaching the McAdams formation at approximately 12,000 feet.

The McAdams sandstone has been a prolific producer in the adjacent Coalinga and Kettleman North Dome, with over 300 wells producing at an average of over 2.7 MMBOE (million barrels equivalent) per well.

Within the North Dome both the Temblor Sands and the Vaqueros sandstones were also prolific oil and gas formations. In 1928 the first production from the Temblor within the Kettleman North Dome generated Initial Production (IP) rates of 3,670 barrels per day of oil and 80 million cubic feet of gas. The discovery well for the Vaqueros sandstone at the North Dome occurred ten years later in 1938 and had IP rates of 560 barrels per day and 880 thousand cubic feet of gas.

Currently Occidental Petroleum has targeted the Kreyenhagen Shale for production in the Kettleman Middle Dome area.

Craig Alford, PGeol., and Vice President of Rango Energy, commented, "We are amazed at the potential of the Kettleman Middle Dome. Apart from our target, the McAdams sandstone, there are a minimum of four other oil and gas bearing horizons that could be put into production by Rango at this site."

About Rango Energy

Rango Energy, Inc. is an exploration stage oil and natural gas company with a strategy to identify, evaluate, explore, and develop new opportunities for oil and natural gas production across North America.

For further information please contact:
Rango Energy Inc.
Toll Free: 1 (888) 224-6039
info@rangoenergy.com
www.rangoenergy.com

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